Exhibit 8.1

12531 HIGH BLUFF DRIVE SUITE 100 SAN DIEGO CALIFORNIA 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 WWW.MOFO.COM

MORRISON & FOERSTER LLP

BEIJING, BERLIN, BOSTON, BRUSSELS,
DENVER,HONG KONG, LONDON,

LOS ANGELES, NEW YORK, NORTHERN
VIRGINIA, PALO ALTO, SAN DIEGO,

SAN FRANCISCO, SHANGHAI,
SINGAPORE, TOKYO, WASHINGTON, D.C.

May 12, 2021

Raymond James Financial, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

We have acted as tax counsel to Raymond James Financial, Inc., a Florida corporation (the “Company”), in connection with the filing of a shelf registration statement on Form S-3ASR by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement registers an unspecified aggregate amount of securities which may be issued by the Company.

In our capacity as tax counsel to the Company and for purposes of rendering this opinion, we have reviewed the Registration Statement, including the prospectus filed therewith (the “Prospectus”), and made such legal and factual examinations and inquiries, as we have deemed necessary or appropriate for the purposes of our opinion. In rendering this opinion, we have, with the consent of the Company, relied upon the accuracy of the facts, representations and other matters set forth in the Registration Statement and Prospectus. In our examination, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents, including any covenants and agreements contained therein, without the waiver or modification of any such terms, conditions, covenants or agreements. We have not attempted to verify independently such assumptions.

Based upon, and subject to, the foregoing and the next paragraphs below, we hereby confirm that, although the discussion set forth under the heading “U.S. federal income tax considerations” in the Prospectus does not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership and disposition of the securities described in the prospectus, in our opinion, such discussion constitutes (subject to the qualifications, assumptions, limitations and exceptions set forth therein), in all material respects, a fair and accurate summary of the U.S. federal income tax consequences of the purchase, ownership and disposition of such securities.

Our opinion herein is based on existing law as contained in the Internal Revenue Code (the “Code”), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company and to such Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP
Morrison & Foerster LLP